Exhibit 99.1

AÉROPOSTALE REPORTS RESULTS FOR THIRD QUARTER OF FISCAL 2015

New York, New York, December 2, 2015 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today reported results for the third quarter of fiscal 2015, and provided guidance for the fourth quarter of fiscal 2015.

Third Quarter Performance
For the third quarter of fiscal 2015, net sales decreased 20% to $363.3 million, from $452.9 million in the year ago period. Comparable sales, including the e-commerce channel, for the third quarter decreased 10% compared to the third quarter of fiscal 2014.

The Company reported a net loss for the third quarter of fiscal 2015 of $26.4 million, or $0.33 per diluted share compared to a net loss of $52.3 million, or $0.66 per diluted share last year. The net loss for the third quarter of fiscal 2015 included:

•	an after-tax charge of $2.7 million, or $0.03 per diluted share, resulting from store asset impairment charges, partially offset by;

•	an after-tax benefit of $0.4 million, or less than $0.01 per diluted share, related to the reversal of previously established exit cost obligation liabilities resulting from lease terminations; and

•	an after-tax benefit of $0.4 million, or less than $0.01 per diluted share, related to the reversal of previously established real estate consulting fee obligation liabilities.

The net loss for the third quarter of fiscal 2014 included:

•	an after-tax charge of $10.9 million, or $0.13 per diluted share, resulting from store asset impairment charges;

•	an after-tax charge of $3.2 million, or $0.04 per diluted share, resulting from lease buyout costs;

•	an after-tax charge of $2.7 million, or $0.03 per diluted share, related to restructuring charges and consulting fees; and

•	an after-tax charge of $0.3 million, or $0.01 per diluted share, related to severance costs, net of a reversal of stock-based compensation expense.

Excluding the aforementioned charges, the Company reported an adjusted net loss of $24.6 million, or $0.31 per diluted share in the third quarter of fiscal 2015 compared to an adjusted net loss of $35.2 million, or $0.45 per diluted share in the third quarter of fiscal 2014 (see Exhibit D).

The Company reported an operating loss for the third quarter of fiscal 2015 of $23.1 million versus $54.1 million in the third quarter of fiscal 2014 or, excluding the aforementioned charges, an adjusted operating loss of $21.3 million versus $34.6 million in the third quarter of fiscal 2014.

Julian R. Geiger, Chief Executive Officer, commented, “Our results for the quarter led to an adjusted operating loss that was within our original guidance range and that demonstrated a $13 million improvement versus last year. While we are disappointed with our sales performance, we learned a great deal from our first quarter under our new merchandising strategy and intend to build upon the areas of progress and improve our business further.”

The Company ended the quarter with cash and cash equivalents of $41.8 million and long-term debt of $142.8 million.

The Company closed one Aéropostale and one P.S. from Aéropostale store during the quarter. For the third quarter, the Company invested $5.4 million in planned capital expenditures.

Fourth Quarter Guidance
For the fourth quarter of fiscal 2015, the Company expects operating losses in the range of $0.0 to $10.0 million, which translates to a net loss in the range of $0.04 to $0.17 per diluted share. The effective tax rate for the fourth quarter is projected to be 0%. This earnings guidance does not include the impact of any store impairments, accelerated store closure costs, lease buyout costs, or real estate consulting fees.

Capital Spending
For fiscal 2016, the Company expects to invest approximately $14.0 million primarily related to store remodels and certain infrastructure investments. This compares to capital expenditures of approximately $16.0 million planned for fiscal 2015.

Use of Non-GAAP Measures
The Company believes that the disclosure of adjusted net loss and adjusted loss per diluted share, which are non-GAAP financial measures, provides investors with useful information to help them better understand the Company’s results (see Exhibit D).

Conference Call Information
The Company will be holding a conference call today at 4:30 P.M. ET to review its third quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com or by dialing 877-407-9039 approximately 10 minutes prior to the scheduled time with the passcode “Aeropostale.” A replay will be available approximately one hour after the recording through Wednesday, December 9, 2015 and can be accessed by dialing 877-870-5176, using the required passcode 13624775. An archive will also be available at the Aeropostale website for 12 months.

About Aéropostale, Inc.
Aéropostale, Inc. is a specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale stores and website and 4 to 12 year-olds through its P.S. from Aéropostale stores and website. The Company provides customers with a focused selection of high quality fashion and fashion basic merchandise at compelling values in an exciting and customer friendly store environment. Aéropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise, other than in licensed stores. Aéropostale products can be purchased in Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale products can be purchased in P.S. from Aéropostale stores, in certain Aéropostale stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 758 Aéropostale® stores in 50 states and Puerto Rico, 41 Aéropostale stores in Canada and 25 P.S. from Aéropostale® stores in 12 states. In addition, pursuant to various licensing agreements, the Company's licensees currently operate 309 Aéropostale® and P.S. from Aéropostale® locations in the Middle East, Asia, Europe, and Latin America. Since November 2012, Aéropostale, Inc. has operated GoJane.com, an online women's fashion footwear and apparel retailer. GoJane products can be purchased online at www.gojane.com.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS STRATEGIES; RISKS ASSOCIATED WITH THE COMPANY’S ABILITY TO IMPLEMENT AND REALIZE THE ANTICIPATED BENEFITS OF THE COMPANY’S STRATEGIC INITIATIVES AND COST REDUCTION PROGRAM; RISKS ASSOCIATED WITH OUR ABILITY TO REGAIN COMPLIANCE WITH THE NYSE MINIMUM TRADING PRICE AND AVERAGE GLOBAL MARKET CAPITALIZATION LISTING STANDARDS, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31, 2015	January 31, 2015	November 1, 2014
	(Unaudited)		(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$41,828	$151,750	$109,198
Merchandise inventory	205,731	130,474	211,136
Other current assets	43,699	67,063	57,156
Total current assets	291,258	349,287	377,490

Fixtures, equipment and improvements, net	111,897	130,109	151,196
Goodwill and intangible assets	22,163	22,728	28,016
Other assets	9,176	10,065	21,622

TOTAL ASSETS	$434,494	$512,189	$578,324

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$157,436	$88,289	$143,354
Accrued expenses	68,826	110,560	99,319
Total current liabilities	226,262	198,849	242,673

Long-term debt	142,822	138,540	136,042

Other non-current liabilities	81,196	81,248	95,766

Stockholders’ (deficit) equity	(15,786)	93,552	103,843

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$434,494	$512,189	$578,324

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	13 weeks ended
	October 31, 2015		November 1, 2014
		% of sales		% of sales
Net sales	$363,325	100.0%	$452,889	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) (1)	288,755	79.5%	384,011	84.8%
Gross profit	74,570	20.5%	68,878	15.2%
Selling, general and administrative expenses (2)	97,732	26.8%	121,250	26.8%
Restructuring (benefit) charges (3)	(92)	—%	1,713	0.3%
Loss from operations	(23,070)	(6.3)%	(54,085)	(11.9)%
Interest expense	3,291	1.0%	3,035	0.7%
Loss before income taxes	(26,361)	(7.3)%	(57,120)	(12.6)%
Income tax expense (benefit)	2	—%	(4,797)	(1.0)%
Net loss	$(26,363)	(7.3)%	$(52,323)	(11.6)%
Basic loss per share	$(0.33)		$(0.66)
Diluted loss per share	$(0.33)		$(0.66)
Weighted average basic shares	79,607		79,015
Weighted average diluted shares	79,607		79,015

STORE DATA:

Comparable sales change (including e-commerce channel)	(10)%		(11)%
Stores open at end of period	824		1,052
Total square footage at end of period	3,177,494		3,912,039
Average square footage during period	3,181,127		3,988,975

(1) Cost of sales for the third quarter of 2015 was unfavorably impacted by store asset impairment charges of $2.7 million ($2.7 million after tax, or $0.03 per diluted share). These charges were offset somewhat by the reversal of previously established store closing cost obligation liabilities of $0.4 million ($0.4 million after tax, or less than $0.01 per diluted share). Cost of sales for the third quarter of 2014 was unfavorably impacted by asset impairment charges of $12.5 million ($10.9 million after tax, or $0.13 per diluted share) and lease buyout costs of $3.7 million ($3.2 million after tax, or $0.04 per diluted share).

(2) Selling, general and administrative expenses for the third quarter of 2015 were impacted by the reversal of a previously established consulting fee liability of $0.4 million ($0.4 million after tax, or less than $0.01 per diluted share). Selling, general and administrative expenses for the third quarter of 2014 was unfavorably impacted by consulting fees of $1.4 million ($1.2 million after tax, or $0.01 per diluted share) and severance costs, net of the reversal of stock-based compensation, of $0.3 million ($0.2 million after tax, or $0.01 per diluted share).

(3) Restructuring charges for the third quarter of 2014 included severance and other exit costs of $1.7 million ($1.5 million after tax, or $0.02 per diluted share).

EXHIBIT C

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	39 weeks ended
	October 31, 2015		November 1, 2014
		% of sales		% of sales
Net sales	$1,008,829	100.0%	$1,244,902	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) (1)	816,807	81.0%	1,042,977	83.8%
Gross profit	192,022	19.0%	201,925	16.2%
Selling, general and administrative expenses (2)	299,079	29.6%	361,877	29.1%
Restructuring (benefit) charges (3)	(6,100)	(0.6)%	39,221	3.1%
Loss from operations	(100,957)	(10.0)%	(199,173)	(16.0)%
Interest expense	9,526	1.0%	5,808	0.5%
Loss before income taxes	(110,483)	(11.0)%	(204,981)	(16.5)%
Income tax expense (benefit) (4)	4,807	0.4%	(12,057)	(1.0)%
Net loss	$(115,290)	(11.4)%	$(192,924)	(15.5)%
Basic loss per share	$(1.45)		$(2.45)
Diluted loss per share	$(1.45)		$(2.45)
Weighted average basic shares	79,484		78,775
Weighted average diluted shares	79,484		78,775

STORE DATA:

Comparable sales change (including e-commerce channel)	(9)%		(12)%
Average square footage during period	3,234,671		4,028,731

(1) Cost of sales for the first thirty-nine weeks of 2015 was unfavorably impacted by store closing costs of $4.5 million ($4.7 million after tax, or $0.06 per diluted share) and store asset impairment charges of $2.7 million ($2.7 million after tax, or $0.03 per diluted share). Cost of sales for the thirty-nine weeks of 2014 was unfavorably impacted by asset impairment charges of $34.1 million ($31.9 million after tax, or $0.41 per diluted share) and lease buyout costs of $4.0 million ($3.5 million after tax, or $0.04 per diluted share).

(2) Selling, general and administrative expenses for the thirty-nine weeks of 2015 was unfavorably impacted by real estate consulting fees of $1.9 million ($2.0 million after tax, or $0.03 per diluted share) and favorably impacted by a retirement plan settlement adjustment of $1.1 million ($1.1 million after tax, or $0.01 per diluted share). Selling, general and administrative expenses for the thirty-nine weeks of 2014 was unfavorably impacted by consulting fees of $4.4 million ($4.1 million after tax, or $0.05 per diluted share) and severance costs, net of the reversal of stock-based compensation, of $0.3 million ($0.2 million after tax, or $0.01 per diluted share).

(3) Restructuring charges for the first thirty-nine weeks of 2015 included the benefit of reversals of previously established exit cost obligation liabilities resulting from subsequent lease terminations of $6.1 million ($6.5 million after tax, or $0.09 per diluted share). Restructuring charges for the first thirty-nine weeks of 2014 included store asset impairment charges of $30.5 million ($29.1 million after tax, or $0.37 per diluted share) and other restructuring charges of $8.7 million ($8.2 million after tax, or $0.10 per diluted share).

(4) Income tax benefit for the first thirty-nine weeks of fiscal 2014 was unfavorably impacted by the establishment of reserves against net deferred tax assets of $3.4 million after tax, or $0.04 per diluted share.

EXHIBIT D

AÉROPOSTALE, INC.
RECONCILIATION OF OPERATING LOSS, NET LOSS AND DILUTED LOSS PER SHARE
(In thousands, except per share)
(Unaudited)

The following table presents a reconciliation of operating loss, net loss and diluted loss per share on a GAAP basis to the non-GAAP adjusted basis discussed in this release.

	13 weeks ended
	October 31, 2015			November 1, 2014
	Operating Loss	Net Loss	Diluted EPS	Operating Loss	Net Loss	Diluted EPS

As reported	$(23,070)	$(26,363)	$(0.33)	$(54,085)	$(52,323)	$(0.66)

Restructuring charges (benefit) (1)	(92)	(92)	—	1,713	1,500	0.02
Store closing costs	(399)	(399)	(0.01)	—	—	—
Consulting costs	(395)	(395)	(0.01)	1,365	1,195	0.01
Store asset impairment charges	2,654	2,654	0.03	12,479	10,929	0.13
Lease buyout costs	—	—	—	3,661	3,206	0.04
Severance, net of reversal of stock-
based compensation	—	—	—	281	246	0.01

As adjusted	$(21,302)	$(24,595)	$(0.31)	$(34,586)	$(35,247)	$(0.45)

	39 weeks ended
	October 31, 2015			November 1, 2014
	Operating Loss	Net Loss	Diluted EPS	Operating Loss	Net Loss	Diluted EPS

As reported	$(100,957)	$(115,290)	$(1.45)	$(199,173)	$(192,924)	$(2.45)

Restructuring charges (benefit) (1)	(6,100)	(6,460)	(0.09)	8,724	8,231	0.10
Store closing costs	4,457	4,748	0.06	—	—	—
Consulting costs	1,888	2,025	0.03	4,416	4,124	0.05
Retirement plan settlement adjustment	(1,064)	(1,099)	(0.01)	—	—	—
Store asset impairment charges	2,654	2,654	0.03	64,612	60,977	0.78
Establishment of reserves against
net deferred tax assets	—	—	—	—	3,440	0.04
Lease buyout costs	—	—	—	3,997	3,529	0.04
Severance, net of reversal of stock-
based compensation	—	—	—	281	246	0.01

As adjusted	$(99,122)	$(113,422)	$(1.43)	$(117,143)	$(112,377)	$(1.43)

(1) Net of reversal of restructuring liabilities.